UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2015

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2015, Thomas E. Skains, Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. (the “Company”), notified the Company’s Board of Directors and Lynn J. Good, the President, Chief Executive Officer and Vice Chair of Duke Energy Corporation (“Duke Energy”) of his intent to terminate his employment and retire from the Company effective upon (and contingent upon) the closing of the acquisition of the Company by Duke Energy under the Agreement and Plan of Merger between the Company, Duke Energy and Forest Subsidiary, Inc., a wholly-owned subsidiary of Duke Energy, dated October 24, 2015.

Item 8.01 Other Events.

On November 6, 2015, the Company issued a press release announcing that Thomas E. Skains, Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. (the “Company”), notified the Company’s Board of Directors and Lynn J. Good, the President, Chief Executive Officer and Vice Chair of Duke Energy Corporation (“Duke Energy”) of his intent to terminate his employment and retire from the Company effective upon (and contingent upon) the closing of the acquisition of the Company by Duke Energy under the Agreement and Plan of Merger between the Company, Duke Energy and Forest Subsidiary, Inc., a wholly-owned subsidiary of Duke Energy, dated October 24, 2015 (“Merger Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Also on November 6, 2015, Mr. Skains distributed an email communication to all employees of the Company disclosing his intent to terminate his employment and retire from the Company effective upon (and contingent upon) the closing of the acquisition of the Company by Duke Energy under the Merger Agreement. A copy of the email communication is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by this reference.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. The Company intends to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger transaction. PIEDMONT NATURAL GAS COMPANY, INC. (PIEDMONT) URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Duke Energy Corporation (Duke), Piedmont and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Piedmont’s proxy statement (when it becomes available) may be obtained free of charge from Piedmont Natural Gas Company, Inc., Corporate Secretary, 4720 Piedmont Row Drive Charlotte, North Carolina, 28210. Investors and security holders may also read and copy any reports, statements and other information filed by Piedmont with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Piedmont and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Piedmont’s directors and executive officers is available in its proxy statement filed with the SEC on January 6, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description of Exhibit

99.1	Press release dated November 6, 2015
99.2	Employee communication dated November 6, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

November 6, 2015	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 6, 2015
99.2	Employee communication dated November 6, 2015